Exhibit T3A.v

FORM NO. 6	Registration No. 45523

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 22nd day of June 2011

BRP Bermuda Holdings I Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 23rd day of June 2011

/s/ [ILLEGIBLE]

for Registrar of Companies